Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

          We hereby consent to your disclosure of our audit report dated March 11, 2010 on the consolidated financial statements as of and for the years ended December 31, 2009 and 2008, of American Lorain Corporation, in Amendment No. 1 to the Registration Statement on Form S-3.

For the purpose of the aforesaid Form S-3, we also consent to the reference of our firm as "Experts" under the Experts' caption, which, in so far as applicable to our firm means accounting experts.

/s/ Samuel H. Wong & Co., LLP_______________
Samuel H. Wong & Co., LLP
South San Francisco, California Samuel H. Wong & Co., LLP
November 18, 2010 Certified Public Accountants